UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: November 1, 2007
(Date of earliest event reported)
Quest Resource Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-17371	90-0196936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9520 North May Ave., Suite 300
Oklahoma City, Oklahoma 73120
(Address of principal executive office)(Zip Code)
(405) 488-1304
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Private Placement Purchase Agreement
     Quest Resource Corporation (the “Company”) previously announced in its Current Report on Form 8-K filed on October 17, 2007 (the “October 17, 2007 8-K”) with the Securities and Exchange Commission that the Company and its subsidiaries, Quest Midstream Partners, L.P. (the “Partnership”) and Quest Midstream GP, LLC, the general partner of the Partnership (“Quest Midstream GP”), had entered into a Purchase Agreement (the “Private Placement Purchase Agreement”) with a group of institutional investors (the “Investors”) to sell up to 3,750,000 common units (the “Common Units”) in a private placement (the “Private Placement”) to the Investors for $20.00 per Common Unit, or $75 million in the aggregate. The Partnership issued and sold 3,750,000 to the Investors pursuant to the Purchase Agreement on November 1, 2007 (the “Closing Date”). The Partnership used the net proceeds from the Private Placement to fund a portion of the purchase price for the acquisition of an interstate gas pipeline running from Oklahoma to Missouri (the “KPC Pipeline”) from Enbridge Midcoast Energy, L.P. and Midcoast Holdings No. One, L.L.C. (the “Sellers”). The description of the terms of the Private Placement Purchase Agreement contained in the Company’s October 17, 2007 8-K is incorporated herein by reference. Furthermore, this summary of the Private Placement Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the Private Placement Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Amended and Restated Investors’ Rights Agreement
     As disclosed in the Company’s Current Report on Form 8-K filed on December 29, 2006 (the “December 2006 8-K”) with the Securities and Exchange Commission, the Company, the Partnership, Quest Midstream GP and certain investors party thereto (the “Original Investors”) entered into that certain Investors’ Rights Agreement (the “Original Investors’ Rights Agreement”), dated as of December 22, 2006. Pursuant to the Private Placement Purchase Agreement, in connection with the closing of the Private Placement, the Company, the Partnership, Quest Midstream GP, certain of the Original Investors and the Investors entered into an Amended and Restated Investors’ Rights Agreement (the “A&R Investors’ Rights Agreement”), dated November 1, 2007. The A&R Investors’ Rights Agreement amended the Original Investors’ Rights Agreement to add the Investors that were not already a party to the Original Investors’ Rights Agreement and to make certain minor changes to reflect the occurrence of the Private Placement. The material terms and description of the Original Investors’ Rights Agreement, which were previously disclosed in the Company’s December 2006 8-K, are still valid for the A&R Investors’ Rights Agreement and are incorporated herein by reference.
     The summary of the A&R Investors’ Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the A&R Investors’ Rights Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Second Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P.
     As disclosed in the Company’s December 2006 8-K, the Company and Quest Midstream GP entered into that certain First Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P. (the “First A&R Partnership Agreement”), dated as of December 22, 2006. Pursuant to the Private Placement Purchase Agreement, in connection with the closing of the Private Placement, the Company, Quest Midstream GP, certain of the Original Investors and the Investors entered into the Second Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P. (the “Second

A&R Partnership Agreement”), dated as of November 1, 2007. The Second A&R Partnership Agreement amended the First A&R Partnership Agreement to add the Investors that were not already a party to the First A&R Partnership Agreement and to make certain other changes. The material terms and description of the First A&R Partnership Agreement, which were previously disclosed in the Company’s December 2006 8-K, are still valid for the Second A&R Partnership Agreement and are incorporated herein by reference.
     The summary of the Second A&R Partnership Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the Second A&R Partnership Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Registration Rights Agreement
     As disclosed in the Company’s December 2006 8-K, the Partnership and the Original Investors entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of December 22, 2006. Pursuant to the Private Placement Purchase Agreement, in connection with the closing of the Private Placement, the Partnership, certain of the Original Investors and the Investors entered into a First Amendment to the Registration Rights Agreement (the “Registration Rights Amendment”), dated November 1, 2007. The Registration Rights Amendment amended the Registration Rights Agreement to add the Investors that were not already a party to the Registration Rights Agreement and to make certain minor changes to reflect the occurrence of the Private Placement. The material terms and description of the Registration Rights Agreement, which were previously disclosed in the Company’s December 2006 8-K, are still valid and are incorporated herein by reference.
     The summary of the Registration Rights Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the Registration Rights Amendment, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.
Amended and Restated Credit Agreement
     Additionally, on November 1, 2007, the Partnership and its wholly-owned subsidiary, Bluestem Pipeline, LLC (“Bluestem”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) to increase the aggregate commitment of the five-year revolving credit facility from $75 million to $135 million, to add the Partnership as a co-borrower instead of a guarantor and to change the maturity date from January 31, 2012 to November 1, 2012. The A&R Credit Agreement is among Bluestem, the Partnership, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders party thereto. As of November 1, 2007, the amount borrowed under the A&R Credit Agreement was $95 million.
     The Partnership and Bluestem may, from time to time, request an increase in the $135 million commitment by an amount in the aggregate not exceeding $75 million. However, the lenders are under no obligation to increase the revolving credit facility upon such request.
     The Partnership and Bluestem will pay a quarterly revolving commitment fee equal to 0.375% to 0.50% (depending on the total leverage ratio) on the difference between $135 million and the outstanding balance of borrowings and letters of credit under the revolving credit facility.
     In general, interest will accrue on the revolving credit facility at either LIBOR plus a margin ranging from 1.50% to 2.50% (depending on the total leverage ratio) or the base rate plus a margin ranging from 0.50% to 1.50% (depending on the total leverage ratio), at our option. The revolving credit facility may be prepaid, without any premium or penalty, at any time. The base rate is generally the higher of the federal funds rate plus 0.50% or Royal Bank of Canada’s prime rate.
     Quest Kansas General Partner, L.L.C., Quest Kansas Pipeline, L.L.C., and Quest Pipeline (KPC) will guarantee all of the Partnership’s and Bluestem’s obligations under the A&R Credit Agreement. The revolving credit facility will be secured by a first priority lien on substantially all of the assets of the Partnership and Bluestem and their subsidiaries (including the KPC Pipeline).
     The A&R Credit Agreement provides that all obligations arising under the loan documents, including obligations under any hedging agreement entered into with lenders or their affiliates, will be secured pari passu by the liens granted under the loan documents.
     Bluestem, the Partnership and their subsidiaries are required to make certain representations and warranties that are customary for credit agreements of this type. The A&R Credit Agreement also contains affirmative and negative covenants that are customary for credit agreements of this type. The covenants in the A&R Credit Agreement include, without limitation, delivery of financial statements and other financial information; notice of defaults and certain other matters; payment of obligations; preservation of legal existence and good standing; maintenance of assets and business; maintenance of insurance; compliance with laws and contractual obligations; maintenance of books and records; permit inspection rights; use of proceeds; execution of guaranties by subsidiaries; perfecting security interests in after-acquired property; maintenance of fiscal year; limitations on liens; limitations on investments; limitation on hedging agreements; limitations on indebtedness; limitations on lease obligations; limitations on fundamental changes; limitations on dispositions of assets; limitations on restricted payments, distributions and redemptions; limitations on nature of business, capital expenditures and risk management; limitations on transactions with affiliates; limitations on burdensome agreements; and compliance with financial covenants.
     The A&R Credit Agreement’s financial covenants prohibit Bluestem, the Partnership and any of their subsidiaries from:
•	permitting the interest coverage ratio (ratio of adjusted consolidated EBITDA to consolidated interest charges) on a rolling four quarter basis, commencing with the fiscal quarter ending December 31, 2007, to be less than the ratio of 2.50 to 1.00 for any fiscal quarter-end prior to the earlier of (i) the completion of a private placement or a public sale of common or preferred units in the Partnership (an “Equity Offering”) and (ii) September 30, 2008, increasing to 2.75 to 1.00 for each fiscal quarter-end thereafter occurring after the first to occur of (a) September 30, 2008 and (b) the first fiscal quarter-end following the completion of an Equity Offering;

•	permitting the total leverage ratio (ratio of cash adjusted consolidated funded debt to adjusted consolidated EBITDA) on a rolling four quarter basis, commencing with the fiscal quarter ending December 31, 2007, to be greater than 5.00 to 1.00 for any fiscal quarter-end prior to the earlier of (i) the completion of an Equity Offering and (ii) September 30, 2008, decreasing to 4.50 to 1.00 for each fiscal quarter-end thereafter occurring after the first to occur of (a) September 30, 2008 and (b) the first fiscal quarter-end following the completion of an Equity Offering; and

•	permitting the senior leverage ratio (ratio of cash adjusted consolidated senior debt to adjusted consolidated EBITDA), which will be applicable only if a senior debt offering (a private placement or a public sale of senior unsecured promissory notes by the Partnership,

Bluestem or their subsidiaries) occurred after September 30, 2008, to be greater than 4.00 to 1.00 for any fiscal quarter-end.
     Under certain circumstances, if the Partnership were to make an acquisition with a purchase price of more than $20 million, the maximum total leverage ratio and senior leverage ratio may increase to 5.0 to 1.0 and 4.5 to 1.0, respectively, for up to three full fiscal quarters.
     Adjusted consolidated EBITDA is defined in the A&R Credit Agreement to mean the sum of (i) consolidated EBITDA plus (ii) the distribution equivalent amount (for each fiscal quarter of the Partnership, the amount of cash paid to the members of Quest Midstream GP’s management group and non-management directors with respect to restricted common units, bonus units and/or phantom units of the Partnership that are required under GAAP to be treated as compensation expense prior to vesting (and which, upon vesting, are treated as limited partner distributions under GAAP)).
     Consolidated EBITDA is defined in the A&R Credit Agreement for the Partnership and its subsidiaries on a consolidated basis, an amount equal to the sum of (i) consolidated net income, (ii) consolidated interest charges, (iii) the amount of taxes, based on or measured by income, used or included in the determination of consolidated net income, (iv) the amount of depreciation, depletion and amortization expense deducted in determining consolidated net income, and (v) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses related to swap contracts or resulting from accounting convention changes, of the Partnership and its subsidiaries on a consolidated basis, all determined in accordance with GAAP.
     Consolidated interest charges is defined to mean for the Partnership and its subsidiaries on a consolidated basis, the sum of (i) all interest, premium payments, fees, charges and related expenses of the Partnership and its subsidiaries in connection with indebtedness (net of interest rate swap contract settlements) (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, and (ii) the portion of rent expense of the Partnership and its subsidiaries with respect to any period under capital leases that is treated as interest in accordance with GAAP.
     Consolidated net income is defined to mean for the Partnership and its subsidiaries on a consolidated basis, the net income or net loss of the Partnership and its subsidiaries from continuing operations, excluding: (i) the income (or loss) of any entity other than a subsidiary, except to the extent that any such income has been actually received by the Partnership or such subsidiary in the form of cash dividends or similar cash distributions; (ii) extraordinary gains and losses; (iii) any gains or losses attributable to non-cash write-ups or write-downs of assets; (iv) proceeds of any insurance on property, plant or equipment other than business interruption insurance; (v) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets; and (vi) the cumulative effect of a change in accounting principles.
     Bluestem and the Partnership are required during each calendar year to have at least 15 consecutive days during which there are no revolving loans outstanding for the purpose of financing working capital or funding quarterly distributions of the Partnership.
     Events of default under the A&R Credit Agreement are customary for transactions of this type and include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts for a period of three business days after the due date, failure to perform or observe covenants and agreements (subject to a 30-day cure period in certain cases), representations and warranties not being correct in any material respect when made, certain acts of bankruptcy or insolvency, cross defaults to other material indebtedness, and change of control. Under the A&R Credit Agreement a change of control means (i) the Company fails to own or to have voting control over, at least 51% of the equity interest of Quest Midstream GP; (ii) any person acquires beneficial ownership of 51% or more of the equity interest in the

Partnership; (iii) the Partnership fails to own 100% of the equity interests in Bluestem or (iv) the Company undergoes a change in control (the acquisition by a person, or two or more persons acting in concert, of beneficial ownership of 50% or more of the Company’s outstanding shares of voting stock, except for a merger with and into another entity where the other entity is the survivor if the Company’s stockholders of record immediately preceding the merger hold more than 50% of the outstanding shares of the surviving entity).
     The summary of the A&R Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the A&R Credit Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     The Company previously announced in the October 17, 2007 8-K that the Partnership had entered into a Purchase and Sale Agreement (the “Enbridge Purchase Agreement”) with the Sellers whereby the Partnership would purchase (i) all of the membership interests in the two general partners of Enbridge Pipelines (KPC), the owner of the KPC Pipeline, a 1,120-mile interstate gas pipeline running from Oklahoma to Missouri, and (ii) certain lateral pipelines related to the KPC Pipeline (the “Enbridge Acquisition”). On the Closing Date, the Partnership completed the purchase of the KPC Pipeline pursuant to the Enbridge Purchase Agreement for $133 million in cash, subject to a working capital adjustment. Because of certain third party rights associated with the market laterals, the Partnership did not purchase these market laterals on the Closing Date. If purchased, the closing on the market laterals is expected to occur during the first half of 2008. The description of the terms of the Enbridge Purchase Agreement contained in the October 17, 2007 8-K is incorporated herein by reference. Furthermore, this summary of the Enbridge Purchase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions in the Enbridge Purchase Agreement, a copy which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See the information set forth under “Item 1.01—Entry into a Material Definitive Agreement—Amended and Restated Credit Agreement” above, which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On November 1, 2007, the Company issued a press release announcing the closing of the Enbridge Acquisition and the Private Placement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

     The following is a list of the Company’s natural gas hedging contracts for 2008, 2009 and 2010:

Hedge Summary
	Hedged Price		Vol. (Mmcf)
	Floor	Ceiling
2008
Southern Star Swap	$7.35	$7.35	2,332
Southern Star Collar	$8.00	$8.93	2,137
NYMEX Collar (1)	$4.50	$5.52	2,928
Southern Star Collar	$8.00	$9.02	1,963
NYMEX Swap	$7.88	$7.88	4,800
2008 Total			14,160

2009
Southern Star Swap	$7.82	$7.82	4,500
Southern Star Swap	$7.87	$7.87	4,500
Southern Star Swap	$7.85	$7.85	1,000
Southern Star Swap	$7.13	$7.13	2,630
2009 Total			12,630

2010
Southern Star Swap	$7.50	$7.50	4,000
Southern Star Swap	$7.615	$7.615	2,000
Southern Star Swap	$7.010	$7.010	4,000
Southern Star Swap	$7.010	$7.010	500
2010 Total			10,499

(1)	1,464 Bcf with basis lock @ $1.03 per mcf
     The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth in such filing.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of businesses acquired.

The financial statements for the Enbridge Acquisition required by Item 9.01 will be filed by an amendment to this Form 8-K on or before January 17, 2008.

(b)	Pro forma financial information.

The pro forma financial information for the Enbridge Acquisition required by Item 9.01 will be filed by an amendment to this Form 8-K on or before January 17, 2008.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated as of October 9, 2007, by and among Enbridge Midcoast Energy, L.P., Midcoast Holdings No. One, L.L.C., and Quest Midstream Partners, L.P.

10.1	Purchase Agreement, dated as of October 16, 2007, by and among Quest Midstream Partners, L.P., Quest Midstream GP, LLC, Quest Resource Corporation, Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Capital Resources Corporation, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc., and The Northwestern Mutual Life Insurance Company.

10.2	Amended and Restated Investors’ Rights Agreement, dated as of November 1, 2007, by and among Quest Midstream Partners, L.P., Quest Midstream GP, LLC, Quest Resource Corporation, Alerian Opportunity Partners IV, L.P., Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc., and The Northwestern Mutual Life Insurance Company.

10.3	Second Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P., dated as of November 1, 2007, by and among Quest Midstream GP, LLC, Quest Resource Corporation, Alerian Opportunity Partners IV, L.P., Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc., and The Northwestern Mutual Life Insurance Company.

10.4	First Amendment to Registration Rights Agreement, dated as of November 1, 2007, by and among Quest Midstream Partners, L.P., Quest Resource Corporation, Alerian Opportunity Partners IV, L.P., Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Alerian Opportunity Partners IX, L.P., Bel Air MLP Energy Infrastructure Fund, LP, Tortoise Gas and Oil Corporation, Dalea Partners, LP, Hartz Capital MLP, LLC, ZLP Fund, L.P., KED MME Investment Partners, LP, Eagle Income Appreciation Partners, L.P., Eagle Income Appreciation II, L.P., Citigroup Financial Products, Inc., and The Northwestern Mutual Life Insurance Company.

10.5	Amended and Restated Credit Agreement, dated as of November 1, 2007, by and among Quest Midstream Partners, L.P., Bluestem Pipeline, LLC, Royal Bank of Canada, RBC Capital Markets and the Lenders party thereto.

99.1	Press release of Quest Resource Corporation dated November 1, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION
By:	/s/ Steve Hochstein
Steve Hochstein
Executive Vice President, Exploration/A&D

Date: November 1, 2007